Exhibit 99.3

DOGWOOD THERAPEUTICS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information presents the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of operations based upon the combined historical financial statements of Virios Therapeutics, Inc. (“Virios” or the “Company”) and Pharmagesic (Holdings) Inc. (“Pharmagesic”), after giving effect to the consummation of the transactions contemplated by the Share Exchange Agreement, dated October 7, 2024, relating to Pharmagesic, by and between Virios and Sealbond Limited (such transactions, collectively, the “Combination”), and the related adjustments described in the accompanying notes. Upon completion of the Combination, the Company changed its name to Dogwood Therapeutics, Inc. (“Dogwood”). For purposes of these unaudited condensed combined pro forma financial statements, the anticipated accounting treatment for the Combination is expected to be accounted for as a business combination in accordance with U.S. GAAP. Under this method of accounting, Pharmagesic will be treated as the acquired company and Virios will be treated as the acquirer for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of Virios will represent a continuation of the financial statements of Virios, with the Combination treated as the equivalent of Virios issuing stock for the historical net assets of Pharmagesic, accompanied by a concurrent debt financing. The net assets of Pharmagesic will be stated at fair value, which is expected to approximate historical cost, with the exception of the acquired in-process research and development assets associated with the Pharmagesic cancer related pain (“CRP”) and chemotherapy induced neuropathic pain (“CINP”) programs and the acquired technology associated with the ability to produce synthetic tetrodotoxin for use in future clinical development activities. Any excess consideration paid over the net assets acquired will be allocated to goodwill. Upon completion of the Company’s accounting treatment analysis, if the Company determines Pharmagesic does not represent the acquisition of a business, the allocation of consideration paid and recognition of net assets acquired could be materially different. Differences between these preliminary estimates of fair value and the final acquisition accounting will occur, and those differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position. The Company will finalize the acquisition accounting (including the necessary valuation and other studies) as soon as practicable within the required measurement period, but in no event later than one year following completion of the Combination.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2024 and for the year ended December 31, 2023 combine the historical statements of operations of the Company and Pharmagesic, giving effect to the Combination as if it had occurred on January 1, 2023. The unaudited pro forma condensed combined balance sheet data assumes that the Combination took place on September 30, 2024, and combines the historical balance sheets of the Company and Pharmagesic as of such date.

The unaudited pro forma condensed combined financial information, including the notes thereto, should be read in conjunction with the separate historical financial statements of the Company and Pharmagesic, and their respective notes to the financial statements included elsewhere in this Current Report on Form 8-K/A.

The following unaudited pro forma condensed combined financial information and related notes are based on and should be read in conjunction with the following:

(i)	The accompanying notes to the unaudited pro forma condensed combined financial statements.

(ii)	The interim unaudited financial statements of the Company and the related notes included in its Quarterly Report on Form 10-Q as of and for the nine months ended September 30, 2024;

(iii)	The historical audited financial statements of the Company and the related notes included in its Annual Report on Form 10-K as of and for the year ended December 31, 2023;

(iv)

The historical unaudited interim financial statements of Pharmagesic and the related notes as of and for the nine months ended September 30, 2024; and the historical audited financial statements of Pharmagesic and the related notes as of and for the year ended December 31, 2023;

(v)	The Current Report on Form 8-K/A of the Company to which these unaudited pro forma condensed combined financial statements are attached as an exhibit.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Combination had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. In connection with the pro forma condensed combined financial information, the Company allocated the purchase price using its best estimates of fair value. The allocation is dependent upon certain valuations and other analyses that are not yet final. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. There can be no assurances that the final valuations will not result in material changes to the preliminary estimated purchase price allocation. The unaudited pro forma condensed combined financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs. Furthermore, the unaudited pro forma condensed combined statement of operations does not include certain nonrecurring charges and the related tax effects that result directly from the transaction as described in the notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2024

	Virios
	Therapeutics,	Pharmagesic	Transaction
	Inc.	(Holdings) Inc.	Accounting		Pro Forma
(amounts in thousands)	(Historical)	(Historical)	Adjustments	Notes	Combined
Assets
Current assets:
Cash and cash equivalents	$2,040	$3,792	$14,388	A	$20,220
Prepaid expenses and other current assets	243	69	—		312
Total current assets	2,283	3,861	14,388		20,532
Property and equipment, net	—	20	—		20
Right-of-use assets, operating leases	—	231	—		231
Intangible assets, net	—	20,354	48,819	B	69,173
Total assets	$2,283	$24,466	$63,207		$89,956
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$455	$1	$—		$456
Accrued expenses and other current liabilities	878	1,774	(585)	C	2,067
Operating lease liabilities	—	58	—		58
Total current liabilities	1,333	1,833	(585)		2,581
Debt with related party	—	—	15,323	D	15,323
Operating lease liabilities	—	186	—		186
Total liabilities	1,333	2,019	14,738		18,090
Stockholders' equity:
Common stock	—	—	—	E	—
Treasury stock	(299)	—	—		(299)
Additional paid-in capital	67,340	110,174	(35,345)	E	142,169
Accumulated deficit	(66,091)	(87,600)	83,687	E	(70,004)
Accumulated other comprehensive income	—	(127)	127	E	—
Total stockholders' equity	950	22,447	48,469		71,866
Total liabilities and stockholders' equity	$2,283	$24,466	$63,207		$89,956

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024

	Nine Months Ended September 30, 2024
	Virios
	Therapeutics,	Pharmagesic	Transaction
	Inc.	(Holdings) Inc.	Accounting		Pro Forma
(amounts in thousands except share and per share data)	(Historical)	(Historical)	Adjustments	Notes	Combined
Operating expenses:
Research and development	$1,215	$4,468	$—		$5,683
General and administrative	3,470	1,086	—		4,556
Total operating expenses	4,685	5,554	—		10,239
Loss from operations	(4,685)	(5,554)	—		(10,239)
Interest and other income (expense), net	63	-	(978)	F	(915)
Net loss	$(4,622)	$(5,554)	$(978)		$(11,154)
Net loss per share, basic and diluted	$(4.95)				$(0.48)
Basic and diluted weighted average shares outstanding	932,872		22,359,995	G	23,292,867

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

	Year Ended December 31, 2023
	Virios
	Therapeutics,	Pharmagesic	Transaction
	Inc.	(Holdings) Inc.	Accounting		Pro Forma
(amounts in thousands except share and per share data)	(Historical)	(Historical)	Adjustments	Notes	Combined
Operating expenses:
Research and development	$1,728	$3,876	$—		$5,604
General and administrative	3,719	979	—		4,698
Total operating expenses	5,447	4,855	—		10,302
Loss from operations	(5,447)	(4,855)	—		(10,302)
Interest and other income (expense), net	151	1	(1,308)	F	(1,156)
Net loss	$(5,296)	$(4,854)	$(1,308)		$(11,458)
Net loss per share, basic and diluted	$(7.05)				$(0.50)
Basic and diluted weighted average shares outstanding	751,072		22,359,995	G	23,130,312

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements

DOGWOOD THERAPEUTICS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share and per share data)

1. Description of the Transaction

On October 7, 2024, Virios Therapeutics, Inc., a Delaware corporation (the Company), entered into the Share Exchange Agreement (the Exchange Agreement) with Sealbond Limited, a British Virgin Islands corporation (Sealbond), pursuant to which the Company acquired 100% of the issued and outstanding common shares of Pharmagesic Holdings Inc., a Canadian corporation (Pharmagesic) (such transaction, the Combination). Prior to the Combination, Pharmagesic was a wholly-owned subsidiary of Sealbond and an indirect wholly-owned subsidiary of CK Life Sciences Int’l., (Holdings) Inc. (“CKLS”), a listed entity on the Main Board of the Hong Kong Stock Exchange.

The Company issued to Sealbond, as sole shareholder of Pharmagesic, an aggregate of (A) 211,383 shares of the Company’s common stock and (B) 2,108.3854 shares of the Company’s Series A Non-Voting Convertible Preferred Stock. Each share of Series A Non-Voting Convertible Preferred Stock is convertible into 10,000 shares of Common Stock, subject to certain conditions described in the Exchange Agreement. The Combination is intended to be treated as a taxable exchange for U.S. federal income tax purposes and upon completion of the Combination, the Company changed its name to Dogwood Therapeutics, Inc. (“Dogwood”).

On October 7, 2024, in connection with the Exchange Agreement, the Company entered into a Loan Agreement (the “Loan Agreement”) with Conjoint Inc., a Delaware corporation (“Lender”) and an affiliate of CKLS. Pursuant to the Loan Agreement, Lender agreed to make a loan to the Company in the aggregate principal amount of $19.5 million, of which (i) $16.5 million was disbursed on October 7, 2024 and (ii) $3.0 million will be disbursed on February 18, 2025, subject to certain conditions described in the Loan Agreement. Pursuant to the terms of the Loan Agreement, the proceeds are to be used for the purpose of (1) funding operations and (2) performing clinical and research & development activities related to Halneuron®.

Prior to the Combination, Pharmagesic through its subsidiary, Wex Pharmaceuticals, Inc. (“Wex”), was developing Halneuron®, a proven sodium channel blocker known to be effective for pain relief.  At the time of the Combination, PHARMAGESIC’s lead assets are as follows:

●	Halneuron®: Tetrodotoxin (TTX) for the treatment of chemotherapy induced neuropathic pain (“CINP”). This asset is currently in Phase 2b development as a non-opioid, Nav 1.7 inhibitor to treat the neuropathic pain associated with chemotherapy treatment. The FDA as granted Halneuron® fast track status for the treatment of CINP.
●	Halneuron®: Tetrodotoxin (TTX) for the treatment of cancer related pain (“CRP”). This asset has already been tested in a Phase 2 clinical trial for CRP and showed statistically significant results based on a pain reduction endpoint and some patients demonstrated pain relief for more than 30 days post the injection period.
●	Know-how and trade secrets related to the technology for the synthetic manufacturing of tetrodotoxin for use in future clinical development activities.

2. Basis of Pro Forma Presentation

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. The pro forma adjustments reflecting the consummation of the Combination are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Dogwood believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined statements of operations.

The historical financial information has been adjusted to give effect to matters that are (i) directly attributable to the Combination, (ii) factually supportable and (iii) expected to have a continuing impact on the operating results of the combined company. The pro forma amounts give effect to the automatic conversion of 2,108.3854 shares of our outstanding Series A Non-Voting Convertible Preferred Stock as of October 7, 2024, into an aggregate of 21,083,854 shares of common stock as if the shareholders approved the Combination immediately upon the date of the transaction. The unaudited pro forma condensed combined statements of operations do not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Combination. The Company and Pharmagesic have not had any historical relationship prior to the Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

For purposes of presenting these pro forma financial statements, the Combination has been treated as a business combination, with the Company as the accounting acquirer. The Company accounts for business combinations using the acquisition method of accounting. Identifiable assets acquired and liabilities assumed are recorded at their acquisition date fair values. The excess of the fair value of purchase consideration over the fair values of the identifiable assets and liabilities is recorded as goodwill. Combination related costs are expensed as incurred. The accounts and results of operations of the acquiree are consolidated into the Company as of and subsequent to the acquisition date. Upon completion of the Company’s accounting treatment analysis, if the Company determines the acquisition of Pharmagesic does not represent the acquisition of a business, the allocation of consideration paid and recognition of net assets acquired could be materially different.

When determining the fair values of assets acquired and liabilities assumed, management makes significant estimates and assumptions, especially with respect to intangible assets. The Company utilizes commonly accepted valuation techniques, such as the income approach in establishing the fair value of intangible assets.

3. Consideration Transferred and Purchase Price Allocation

The following table summarizes the provisional fair values of the assets acquired and liabilities assumed at the date of the acquisition:

Consideration Paid:
Fair value of common stock issued	$893
Fair value of preferred stock issued	70,373
$71,266

Assets acquired:
Cash and cash equivalents	$3,792
Prepaid expenses and other current assets	69
Property and equipment	20
Intangibles	69,173
Right-of-use asset - operating leases	231
Total assets acquired	73,285
Liabilities assumed:
Accounts payable	$1
Accrued expenses and other current liabilities	1,774
Operating lease liabilities	244
Total liabilities assumed	2,019
Net assets acquired	$71,266

The amounts above represent the Company's provisional fair value estimates related to the acquisition and are subject to subsequent adjustments as additional information is obtained during the applicable measurement period.  The primary area of estimate that is not yet finalized include the valuation of the identifiable intangible assets. The allocation is dependent upon certain valuation and other studies that have not yet been completed. Accordingly, the pro forma purchase price allocation is subject to further adjustments as additional information becomes available and as additional analyses and final valuations are conducted following the completion of the merger. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below.

The purchase price was allocated to the tangible assets and identifiable intangible assets acquired and liabilities assumed based on their acquisition date estimated fair values. As of the date of the Combination, the identifiable intangible assets consist of three IPR&D assets and include the Pharmagesic CRP and CINP programs and the acquired technology associated with the ability to produce synthetic tetrodotoxin for use in future clinical development activities, which were assigned an aggregate fair value of $70.6 million and are indefinite-lived until the programs can begin to be commercialized.  The fair value of the IPR&D assets was estimated using the multi-period excess earnings method, which the Company estimates future cash flows attributable to the technology and applies a probability of success and a discount rate. These nonrecurring fair value measurements are Level 3 measurements within the fair value hierarchy.

The fair value of IPR&D was capitalized as of the date of Combination and accounted for as indefinite-lived intangible assets until completion or disposition of the assets or abandonment of the associated research and development efforts. Upon successful completion of the development efforts, the useful lives of the IPR&D assets will be determined based on the anticipated period of regulatory exclusivity and will be amortized within operating expenses. Until that time, the IPR&D assets will be subject to impairment testing and will not be amortized.

4. Pro Forma Adjustments - Notes

Adjustments included in the column under the heading “Pro Forma Adjustments” represent the following:

A.	Reflects (i) payment of total estimated unpaid transaction costs upon consummation of the Combination and (ii) net proceeds received from debt with a related party (see note D):

Unpaid transaction costs	$(935)
Debt proceeds, net of issuance costs	15,323
Pro forma adjustment	$14,388

B.To eliminate the historical intangible assets of Pharmagesic and record the estimated fair value of the acquired intangible assets.

C.Reflects transaction costs incurred in connection with the Combination:

Transaction costs incurred and unpaid as of September 30, 2024	$(935)
Transaction costs incurred subsequent to September 30, 2024	350
Pro forma adjustment	$(585)

D.	Represents the proceeds received under the concurrent loan agreement entered into with Conjoint Inc., net of debt issuance costs, as follows:

Principal	$16,500
Issuance costs	(1,177)
$15,323

E.

			Additional		Accumulated
	Common stock		paid-in	Accumulated	comprehensive
(amounts in thousands)	Shares	Amount	capital	deficit	income	Total
Adjustment to Virios common stock outstanding in connection with the reverse stock split	(26,647,620)	$(3)	$3	$—	$—	$—
Issuance of stock to Pharmagesic stockholders	21,295,237	3	71,263	—	—	71,266
Issuance of stock to Tungsten in settlement of transaction costs	1,064,758	—	3,563	(3,563)	—	—
Recognition of transaction related expenses incurred	—	—	-	(350)	—	(350)
Elimination of Pharmagesic's historical carrying values	—	—	(110,174)	87,600	127	(22,447)
Pro forma adjustment	(4,287,625)	$—	$(35,345)	$83,687	$127	$48,469

F.	Recording of interest expense in connection with concurrent loan agreement entered into with Conjoint, Inc., an indirect affiliate of CKLS.

	Nine Months Ended	Year Ended
	September 30, 2024	December 31, 2023
Recording of interest expense in connection with the concurrent loan agreement entered into with Conjoint, Inc.	$(978)	$(1,308)

G.	Issuance of Virios common stock:

	Nine Months Ended	Year Ended
	September 30, 2024	December 31, 2023
Issuance of Virios common stock to Pharmagesic stockholders	21,295,237	21,295,237
Issuance of Virios common stock to Tungsten in settlement of transaction costs	1,064,758	1,064,758
Pro forma adjustment	22,359,995	22,359,995